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                                   EXHIBIT 21

                       GILMAN + CIOCIA, INC. SUBSIDIARIES



NAME                                     STATE OF INCORPORATION       OWNERSHIP
----                                     ----------------------       ---------
Asset & Financial Planning, Inc.                New York                 100%
e1040.com, Inc.                                 Delaware                 100%
G+C Alco/Benco Inc.                             Delaware                 100%
G+C Mortgage Line Inc.                          Delaware                 100%
G+C Schlager & Associates Inc.                  Delaware                 100%
GTAX/Career Brokerage Inc.                      Delaware                  50%
North Ridge Securities Corp.                    New York                 100%
North Shore Capital Management Corp.            New York                 100%
Prime Financial Services, Inc.                  Delaware                 100%
Prime Capital Services, Inc.                    New York                 100%